As filed with the Securities and Exchange Commission on May 6, 2003

Registration No. 333-40051

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dominion Homes, Inc.

(Exact name of the registrant as specified in its charter)

Ohio	31-1393233
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5501 Frantz Road, Dublin, Ohio	43017-0766
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Dominion Homes, Inc.

Executive Deferred Compensation Plan

(Full title of the plan)

Douglas G. Borror

c/o Dominion Homes, Inc.

5501 Frantz Road

Dublin, Ohio 43017-0766

(Name and address of agent for service)

(614) 761-6000

(Telephone number, including area code, of agent for service)

Copies to:

Michael A. Cline, Esq.	Robert A. Meyer, Esq.
Vorys, Sater, Seymour and Pease LLP	Senior V.P. and General Counsel
52 East Gay Street	Dominion Homes, Inc.
Columbus, Ohio 43215	5501 Frantz Road
(614) 464-6400	Dublin, Ohio 43017-0766
(614) 761-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares, without par value	N/A	N/A	N/A	N/A

EXPLANATORY NOTE

On December 20, 2002, the Board of Directors of Dominion Homes, Inc. adopted a resolution changing the definition of “change in control” as such term is used with respect to various benefit plans and arrangements. The Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan was amended and restated to reflect the newly adopted “change in control” definition. No additional securities are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 6th day of May, 2003.

DOMINION HOMES, INC.

By:	/s/ DOUGLAS G. BORROR
Douglas G. Borror, Chairman of the Board and Chief Executive Officer

[The remainder of this page is intentionally left blank.]

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon M. Donnell and Robert A. Meyer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on May 6, 2003.

Signature	Title

/s/ DONALD A. BORROR Donald A. Borror	Chairman Emeritus and Director

/s/ DOUGLAS G. BORROR Douglas G. Borror	Chairman of Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JON M. DONNELL Jon M. Donnell	President, Chief Operating Officer and Director

/s/ DAVID S. BORROR David S. Borror	Executive Vice President and Director

/s/ PETER J. O’HANLON Peter J. O’Hanlon	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ PETE A. KLISARES Pete A. Klisares	Director

/s/ GERALD E. MAYO Gerald E. Mayo	Director

/s/ C. RONALD TILLEY C. Ronald Tilley	Director

/s/ ZUHEIR SOFIA Zuheir Sofia	Director

/s/ CARL A. NELSON Carl A. Nelson	Director

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

UNDER SECURITIES ACT OF 1933

DOMINION HOMES, INC.

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INDEX TO EXHIBITS

Exhibit No.	Exhibit

4	Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan

24	Power of Attorney. Reference is made to page 2 of this Post-Effective Amendment No. 2.

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